Exhibit 24.2

THOMPSON CREEK METALS COMPANY, INC.

POWER OF ATTORNEY

BE IT KNOWN: That the undersigned, in his capacity or capacities as an officer and/or a member of the Board of Directors of Thompson Creek Metals Company Inc., a corporation governed by the Business Corporations Act (British Columbia) (the “Company”), does hereby make, constitute and appoint Pamela L Saxton and Kevin Loughrey, and each of them acting individually, his true and lawful attorney-in-fact with power to act without the other and with full power of substitution, to execute, deliver and file, for and on behalf of him, in his name and in his capacity or capacities as aforesaid, an Annual Report of the Company on Form 10-K for the year ended December 31, 2009, and any amendment or amendments thereto and any other document in support thereof or supplemental thereto, and the undersigned hereby grants to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity or capacities as aforesaid, hereby ratifying and confirming all acts and things which said attorney or attorneys may do or cause to be done by virtue of this Power of Attorney.

The undersigned has executed and delivered this Power of Attorney on the date set forth below.

DATED: February 18, 2010.

/s/ Ian J. McDonald
Name: Ian J. McDonald

THOMPSON CREEK METALS COMPANY, INC.

POWER OF ATTORNEY

BE IT KNOWN: That the undersigned, in his capacity or capacities as an officer and/or a member of the Board of Directors of Thompson Creek Metals Company Inc., a corporation governed by the Business Corporations Act (British Columbia) (the “Company”), does hereby make, constitute and appoint Pamela L Saxton and Kevin Loughrey, and each of them acting individually, his true and lawful attorney-in-fact with power to act without the other and with full power of substitution, to execute, deliver and file, for and on behalf of him, in his name and in his capacity or capacities as aforesaid, an Annual Report of the Company on Form 10-K for the year ended December 31, 2009, and any amendment or amendments thereto and any other document in support thereof or supplemental thereto, and the undersigned hereby grants to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in the capacity or capacities as aforesaid, hereby ratifying and confirming all acts and things which said attorney or attorneys may do or cause to be done by virtue of this Power of Attorney.

The undersigned has executed and delivered this Power of Attorney on the date set forth below.

DATED: February 18, 2010.

/s/ Kerry J. Knoll
Name: Kerry J. Knoll